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                                  September 10, 1997


                                                                  18908-0012


Affymetrix, Inc.
3380 Central Expressway
Santa Clara, California
95051


                          Registration Statement on Form S-8
                          ----------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Affymetrix, Inc., a California corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which the Company proposes to file with the Securities Exchange Commission on September 10, 1997 for the purposes of registering under the Securities Exchange Act of 1933, as amended, an additional 1,500,000 shares of its Common Stock, no par value (the "Shares"). The Shares are issuable under the Company's 1993 Stock Plan, as amended (the "Plan").

         We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

         In rendering our opinion, we have examined the following records, documents and instruments:

         (a) The Amended and Restated Articles of Incorporation of the Company, certified by the California Secretary of State as of September 5, 1997, and certified to us by an officer of the Company as being complete and in full force as of the date of this opinion;

         (b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

         (c) A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors, including any committee thereof, and


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Affymetrix, Inc.
September 10, 1997                                                 Page 2


              stockholders of the Company relating to the Shares, and the Registration Statement, and (ii) certifying as to certain factual matters;

         (d)  The Registration Statement;

         (e)  The Plan; and

         (f) A letter from the American Stock Transfer & Trust Company, the Company's transfer agent, dated September 10, 1997, as to the number of shares of the Company's common stock that were outstanding on September 9, 1997.

         This opinion is limited to the federal law of the United States of America and the law of the State of California, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

         Based on the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and issued, (ii) the full consideration stated in the Plan is paid for each Share and that such consideration in respect of each Share includes payment of cash or other lawful consideration, (iii) appropriate certificates evidencing the Shares are executed and delivered by the Company, and (iv) all applicable securities laws are complied with, it is our opinion that when issued and sold by the Company, after payment therefore in the manner provided in the Plan and Registration Statement, the Shares will be legally issued, fully paid and nonassessable.


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Affymetrix, Inc.
September 10, 1997                                                 Page 3



         This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                       Very truly yours,


                                       Heller Ehrman White & McAuliffe